Filed Pursuant to Rule 424(b)(3)
Registration No. 333-222063

PROSPECTUS ADDENDUM

(To Prospectus dated December 14, 2017)

The Charles Schwab Corporation

Debt Securities

Preferred Stock

Depositary Shares

Charles Schwab & Co., Inc. will, and other affiliates of The Charles Schwab Corporation may, use this prospectus addendum and the prospectus dated December 14, 2017 in connection with marketing-making transactions of debt securities, preferred stock, and depositary shares issued under the following registration statements: 333-156152, 333-184654, 333-178525 and 333-200939. The information in the prospectuses and prospectus supplements included in the registration statements referred to above is incorporated by reference into this prospectus addendum, except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in the prospectus dated December 14, 2017.

You should read the information incorporated in this prospectus addendum, which describes the specific terms of the offered securities, and the information in the prospectus dated December 14, 2017.

The date of this Prospectus Addendum is December 14, 2017